STATE OF CALIFORNIA
DEPARTMENT OF PUBLIC HEALTH
MANUFACTURED CANNABIS SAFETY BRANCH

TEMPORARY MANUFACTURING LICENSE

ADULT AND MEDICINAL CANNABIS PRODUCTS

LICENSEE:

VBF Brands, Inc.
dba Von Baron Farms
20420 Spence Road
Salinas, CA 93908

LICENSED PREMISES:

20420 Spence Road
Salinas, CA 93908

LICENSE NUMBER: CDPH-T00000244
LICENSE TYPE: Type 6: Non-Volatile Solvent Extraction

EFFECTIVE DATE: 01/02/2018
EXPIRATION DATE: 04/25/2019

This license is a conditional license and authorizes the holder thereof to engage in commercial cannabis activity as would be permitted under the privileges of the annual license for which the applicant may submit an application to the licensing authority. This license is not transferable to any other person or premises.

CDPH California Department of Public Health

California Department of Public Health
P.O. Box 997377, MS 7606
Sacramento, CA 95899-7377

Asif A. Maan Ph.D.
Chief, Manufactured Cannabis Safety Branch